Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 19, 2018, relating to the consolidated financial statements of NetApp, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended April 27, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 19, 2018